 Exhibit 99.1

For Immediate Release

Second Sight Announces Final 2019 Medicare Hospital Outpatient Payment Rate for the Argus II Retinal Prosthesis System

Los Angeles, CA, November 6, 2018 – Second Sight Medical Products, Inc. (NASDAQ:EYES) (“Second Sight” or the “Company”), a developer, manufacturer and marketer of implantable visual prosthetics that are intended to create an artificial form of useful vision for blind individuals, today announced that the Centers for Medicare & Medicaid Services (CMS) has finalized its Medicare hospital outpatient payment rate of $152,500 for the Argus® II Retinal Prosthesis System (Argus II) and the associated surgical implantation procedure for calendar year 2019.

“We are delighted to have received CMS’ final 2019 outpatient payment rate, which provides Medicare patients continued access to our life changing technology. We are also happy to see the change in methodology that considers multiple years of historic data when setting a rate for a low volume device such as Argus. We believe this change will temper future year-to-year fluctuations in the reimbursement rate,” said Will McGuire, President and Chief Executive Officer of Second Sight.

About Second Sight

Second Sight Medical Products, Inc. (NASDAQ: EYES) develops, manufactures and markets implantable visual prosthetics that are intended to deliver useful artificial vision to blind individuals. A recognized global leader in neuromodulation devices for blindness, the Company is committed to developing new technologies to treat the broadest population of sight-impaired individuals.

Second Sight’s Argus® II Retinal Prosthesis System is the only FDA and CE Mark approved device for treating retinitis pigmentosa, with proven implant durability of multiple years. In 2016, the Company published five year results. Today, several Argus II devices have been implanted and continue to be operational in humans for more than 10 years. The Company is developing the Orion® Visual Cortical Prosthesis which is intended to provide useful artificial vision to individuals who are blind due to various causes. The Company’s U.S. headquarters are in Los Angeles, and European headquarters are in Lausanne, Switzerland. More information is available at www.secondsight.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “goal,” or “planned,” “seeks,” “may,” “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future, such as stated objectives or goals, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report, on Form 10-K, filed on March 20, 2018 and Form 10-Q, filed on August 7, 2018, and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

Investor Relations Contacts:

Institutional Investors

In-Site Communications, Inc.

Lisa Wilson, President

T: 212-452-2793

E: lwilson@insitecony.com

or

Individual Investors

MZ North America

Greg Falesnik, Managing Director

T: 949-385-6449

E: greg.falesnik@mzgroup.us

Media Contacts:
Nobles Global Communications

Laura Nobles or Helen Shik

T: 617-510-4373

E: Laura@noblesgc.com

E: Helen@noblesgc.com

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